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                                  EXHIBIT 23.2


                          Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Concorde Career Colleges, Inc. on Form S-3 of our report dated March 1, 2002, referenced in the Annual Report on Form 10-K of Concorde Career Colleges, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


    /s/ BKD, LLP
-----------------------------
        BKD, LLP


Kansas City, Missouri
December 31, 2002